EXHIBIT (d)(3)

THIS LETTER OF TRANSMITTAL SHOULD BE EXECUTED AND RETURNED AT OR PRIOR
TO 5:00 P.M., NEW YORK CITY TIME, JULY   , 2001, SUCH DATE SUBJECT TO
EXTENSION AS  HEREIN PERMITTED


LETTER OF TRANSMITTAL

Systems Holding, Inc.
488 Main Avenue
Norwalk, Connecticut 06851-1007

Ladies and Gentlemen:

The undersigned is a holder (a "Holder") of certain: (x) 10%
Guaranteed Secured Promissory Notes due 2001 (the "10% Notes") issued by Electronic Retailing Systems International, Inc., a Delaware corporation (the "Company"), and (y) 8% Guaranteed Secured Promissory Notes due 2004 issued by the Company (the "8% Notes"). The undersigned hereby agrees with you as follows:

	1.	Sale of 10% Notes; Option on 8% Notes. The undersigned hereby:

(a) agrees to sell to Systems Holding, Inc., a Delaware corporation ("Holdco"), in accordance with this Letter of Transmittal and effective at the Initial Closing (as hereinafter defined), the principal amount of 10% Notes indicated in the table below entitled "Description of Subject 10% Notes" under the column heading "Principal Amount Sold" (collectively, the "Subject 10% Notes"), for (i) $500 per $1,000 principal amount of Subject 10% Notes (plus 50% of the accrued and unpaid interest thereon), payable in cash as hereinafter set forth (the "10% Notes Cash Consideration"), plus (ii) a certificate, registered in the name of the undersigned, representing such number of shares (the "Holdco Shares") of common stock, $.01 par value ("Holdco Common Stock"), of Holdco calculated as the product obtained by multiplying: (x) 5% of the outstanding shares of Holdco Common Stock at the time of issuance, by (y) a fraction (the "Proportionate Share"), the numerator of which shall be the aggregate principal amount of the Subject 10% Notes and the denominator of which shall be the aggregate principal amount of all 10% Notes, issuable contemporaneously with closing under the Merger Agreement (as hereinafter defined) (except that no such fractional shares shall issue, but Holdco shall instead pay cash, as hereinafter set forth, at the rate of $0.26 per share for each such fractional interest, appropriately allocated to such portion of a full share not issued and each such payment rounded to the nearest whole cent); and

(b) grants to Holdco the option (the "Option") to acquire, after the Initial Closing and prior to the Option Termination Date (as hereinafter defined), in accordance with this Letter of Transmittal, the principal amount of 8% Notes indicated in the table below entitled "Description of Subject 8% Notes" under the column heading "Principal Amount Subject to Option" and all 8% Notes subsequently issued pursuant thereto, or pursuant to any such subsequent notes, on account of interest thereunder (collectively, the "Subject 8% Notes"), for $500 per $1,000 principal amount of Subject 8% Notes (plus 50% of the accrued and unpaid interest thereon), payable in cash as hereinafter set forth (the "8% Notes Consideration"); and agrees to affix a legend to the subject 8% Notes in evidence of the foregoing in the manner hereinafter set forth.

2. Delivery of Letter of Transmittal.

2.1 	This Letter of Transmittal is hereby executed and returned to
Holdco (c/o Krugman & Kailes LLP, Park 80 West - Plaza Two, Saddle Brook, New Jersey 07663) at or prior to 5:00 P.M., New York City time, July , 2001, such date subject from time to time to extension by Holdco, at its discretion (with or without notice to the Holder if it has theretofore so returned its Letter of Transmittal). The undersigned acknowledges and agrees that the delivery of this Letter of Transmittal, and the consents herein contained, may not be withdrawn or revoked by the undersigned; subject, however, to the occurrence of the Initial Closing on or prior to August 10, 2001 (the "Termination Date") and the satisfaction of the conditions set forth herein.

2.2 	The undersigned acknowledges and agrees that delivery of this
Letter of Transmittal will, in the event of acceptance hereof by Holdco prior to a valid revocation hereof by the undersigned, constitute a binding agreement between the undersigned and Holdco upon the terms herein, subject to revocation by the undersigned in the event Initial Closing has not occurred on or prior to the Termination Date.

3.	Title to Notes; Power of Attorney.

3.1 	By executing this Letter of Transmittal, subject to, and
effective upon and as of the date of the Initial Closing and receipt by the undersigned of the 10% Notes Cash Consideration, the undersigned hereby sells, assigns and transfers to, or upon the order of, Holdco, all right, title, and interest in and to all of the Subject 10% Notes, waives any and all other rights with respect to the Subject 10% Notes (including, without limitation, the undersigned's waiver of any existing or past defaults and their consequences in respect of the Subject 10% Notes), and releases and discharges the Company and its affiliates from any and all claims the undersigned may have now or may have in the future arising out of, or related to, the Subject 10% Notes, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Subject 10% Notes. Subject to and effective at the Initial Closing and receipt by the undersigned of the 10% Notes Cash Consideration (except with respect to clause (ii) of this sentence, which [without modifying any provision of Section 4.1 hereof] shall be subject to and effective upon receipt of the consent to the Initial Proposed Amendments by the Super-Required Holders [as those terms are hereinafter defined], and except with respect to clause (iii) of this sentence, which [without modifying any provision of Section 4.2 hereof] shall be subject to and effective upon receipt of the consent to the Closing Proposed Amendments [as hereinafter defined] by the Super-Required Holders), the undersigned hereby irrevocably constitutes and appoints Holdco the true and lawful agent and attorney-in-fact of the undersigned with respect to the Subject 10% Notes, with full powers of substitution and revocation (such powers of attorney being deemed to be an irrevocable power coupled with an interest), to (i) present the Subject 10% Notes and all evidences of transfer and authenticity to, or transfer ownership of the Subject 10% Notes in the records of the Company or elsewhere, to, or upon the order of, Holdco, (ii) present the consents to and otherwise effectuate the Initial Proposed Amendments, and (iii) present the consents to and otherwise effectuate the Closing Proposed Amendments, including, without limitation, the delivery of any and all instructions to the Collateral Agent (as hereinafter defined) determined by Holdco acting in the premises, and with respect to any amendments to the Security Agreement (as hereinafter defined) in evidence of or in order to effectuate the Initial Proposed Amendments and/or the Closing Proposed Amendments.

3.2	By executing this Letter of Transmittal, subject to, and
effective upon and as of the date of the Option Closing and receipt by the undersigned of the 8% Notes Consideration, the undersigned hereby sells, assigns and transfers to, or upon the order of, Holdco, all right, title, and interest in and to all of the Subject 8% Notes, waives any and all other rights with respect to the Subject 8% Notes (including, without limitation, the undersigned's waiver of any then existing or past defaults and their consequences in respect of the Subject 8% Notes), and releases and discharges the Company and its affiliates from any and all claims the undersigned may then have or may have in the future arising out of, or related to, the Subject 8% Notes, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Subject 8% Notes. Subject to and effective at the Option Closing and receipt by the undersigned of the 8% Notes Consideration (except with respect to clause (ii) of this sentence, which [without modifying any provision of Section 4.3 hereof] shall be subject to and effective upon receipt of the consent to the Additional Proposed Amendments [as hereinafter defined] by the Super-Required Holders), the undersigned hereby irrevocably constitutes and appoints Holdco the true and lawful agent and attorney-in-fact of the undersigned with respect to the Subject 8% Notes, with full powers of substitution and revocation (such powers of attorney being deemed to be an irrevocable power coupled with an interest), to (i) present the Subject 8% Notes and all evidences of transfer and authenticity to, or transfer ownership of the Subject 8% Notes in the records of the Company or elsewhere, to, or upon the order of, Holdco and (ii) present the consents to and otherwise effectuate the Additional Proposed Amendments, including, without limitation, the delivery of any and all instructions to the Collateral Agent determined by Holdco acting in the premises, and with respect to any amendments to the Security Agreement in evidence of or in order to effectuate the Additional Proposed Amendments.

4.	Consents.

4.1 By executing this Letter of Transmittal, the undersigned hereby consents to the amendment, effective immediately upon receipt of consents thereto by the Super-Required Holders, of each of the 10% Notes, and of each of the 8% Notes, so that: (a) Paragraph (b) of
Section 6.4 thereof shall be modified by deleting the phrase "to the reasonable satisfaction of the Required Holders, confirmation of which the Required Holders shall not unreasonably withhold or delay upon request of the Maker;" and substituting in lieu thereof the following:
"pursuant to the following provisions (or provisions in all material respects with equivalent effect thereto):

This indebtedness, and the payment thereof (including, without limitation, the payment of the principal hereof, any premium thereon and all interest under, and all other liabilities due under or with respect thereto), shall be subordinate in all respects in right of payment to, and may not be paid (absolutely or contingently, in whole or in part, before or after a bankruptcy or insolvency of the maker) until subsequent to, the prior and indefeasible payment in full of any and all principal of, premium on, interest under, and other liabilities due under or with respect to any and all 10% Guaranteed Secured Notes and any and all 8% Guaranteed Secured Notes issued by the maker on or about July 6, 2000 (together with all further promissory notes subsequently issued pursuant thereto [or pursuant to any such further notes] on account of interest thereunder, and any additional notes executed and delivered by the maker in exchange or replacement of such notes, respectively).

; provided, however, that, subject to the occurrence of the Initial Closing (as defined under those certain Letters of Transmittal executed to Systems Holding, Inc. by the Required Holders) up to $500,000 of unsecured indebtedness for borrowed money to Holdco may be incurred by the Maker free of any restriction under this clause
(i), and if the Initial Closing does not occur on or prior to the date specified under such Letters of Transmittal such indebtedness shall be subordinated as hereinabove provided." ; and

(b) Section 11 thereof is amended by adding at the end thereof the phrase "Notwithstanding the foregoing, any documents or other materials furnished pursuant to Section 6.3 hereof may be sent by first class mail, postage prepaid; and any signature in the name and on behalf of the Maker (or any attestation thereof) on any Supplemental Note, or any Note delivered in exchange for or in replacement of this Note or on any amendment or supplement thereto, may be affixed by the Maker in facsimile form (provided the corporate seal of the Maker is impressed thereon)."

For purposes of this Letter of Transmittal, the foregoing amendments under this Section 4.1 are referred to, collectively, as the "Initial Proposed Amendments".

4.2	By executing this Letter of Transmittal, the undersigned
hereby consents to the amendment, effective immediately prior to the Initial Closing, of:

(a) each of the 10% Notes, so that: (i) Sections 6.2, 6.3 and 6.4 thereof are deleted in their entirety; (ii) all references to each of the Guaranty Agreement, the Subsidiary Guarantor, the Security Agreement and any Collateral Event of Default contained in Sections 8.1 and 8.2 thereof shall be deleted; (iii) a reference to ", unless the holder or holders thereof shall have waived such default after its occurrence" shall be added to Paragraph (f) of Section 8.1 thereof after the first reference therein to "Additional Notes"; (iv) the text following the caption of Section 16 thereof shall be deleted in its entirety and the phrase "Notwithstanding any other provision contained in this Note or elsewhere, this Note shall not be guaranteed pursuant to the Guaranty Agreement nor secured by the provisions of the Security Agreement." inserted in lieu thereof; and (v) so as to confirm that each Supplemental Note referenced under any 10% Note shall be substantially in the form of the underlying note, as amended hereby;

(b) each of the 8% Notes, so that: (i) Section 6.3 thereof is deleted in its entirety; (ii) a reference to ", unless the holder or holders thereof shall have waived such default after its occurrence" shall be added to Paragraph (f) of Section 8.1 thereof after the first reference therein to "Notes", and each reference to "or the Additional Notes" contained in said paragraph shall be deleted; and (iii) Section 16 thereof is amended by adding at the end thereof the phrase "Notwithstanding the foregoing or any other document or agreement, the second sentence of paragraph (b) of Section 2.3 of the Security Agreement shall not be construed to constrain the exercise or conversion of any NewCheck Securities (as defined thereunder) in accordance with its terms (provided that any securities or other property issued upon such exercise or conversion shall continue to constitute NewCheck Securities [or proceeds thereof] thereunder).";

(c) the Guaranty Agreement (as defined in the 10% Notes), so as: (i) to modify the definition of "Notes" thereunder to refer solely to the "8% Notes" (as defined thereunder); and (ii) to delete the reference under clause (ii) of Section 1.1 thereof to "and the Security Agreement (as defined in the Notes)" and substitute in lieu thereof a reference to "and (solely insofar as securing the payment and performance of the 8% Notes) the Security Agreement (as defined in the Notes)"; and

(d) the Security Agreement (as hereinafter defined), so as:
(i) to modify the definition of "Notes" thereunder to refer solely to the 8% Notes (as defined thereunder); (ii) to delete the period at the end of the second sentence of Paragraph (b) of Section 2.3 thereof and add in lieu thereof a reference to "; and provided, that the foregoing covenant shall not constrain the exercise of conversion of any NewCheck Securities in accordance with its terms (it being acknowledged that any securities or other property issued upon such exercise or conversion shall continue to constitute NewCheck Securities [or proceeds thereof] hereunder)."; and (iii) to delete clause (b)(y) of Section 3.1 thereof.

The consent set forth herein shall be deemed effective solely upon receipt by Holdco prior to the Termination Date from the Super-Required Holders (as defined in the Conditional Assignment and Security Agreement dated as of July 6, 2000, as from time to time amended [the "Security Agreement"], among United States Trust Company of New York, as agent [together with any successor thereto permitted under the Security Agreement, the "Collateral Agent"], the Company and Electronic Retailing Systems International, Inc., a Connecticut corporation) of their consent to the Closing Proposed Amendments. For purposes of this Letter of Transmittal, the foregoing amendments under this Section 4.2 are referred to, collectively, as the "Closing Proposed Amendments." This Letter of Transmittal shall further constitute the direction of the undersigned to the Collateral Agent to enter into such amendments of the Security Agreement as shall be prescribed by Holdco in order to effectuate the Closing Proposed Amendments set forth in Section 4.2(d) hereof in the manner set forth herein (without limitation, extending, at the discretion of Holdco, to an amendment to the Security Agreement entered into upon or subsequent to acceptance of this Letter of Transmittal and effective at the times herein specified with respect to the Closing Proposed Amendments); and the Collateral Agent may rely on such direction as if a party thereto.

4.3	By executing this Letter of Transmittal, and subject to the
exercise of the Option, the undersigned hereby consents to the amendment, effective immediately prior to the Option Closing (but solely in the event of receipt by Holdco prior to the Termination Date from the Super-Required Holders of their consent to the Additional Proposed Amendments), of:

(a) each of the 8% Notes, so that: (i) Sections 6.2, 6.3 and
6.4 thereof are deleted in their entirety; (ii) all references to each of the Guaranty Agreement, the Subsidiary Guarantor, the Security Agreement and any Collateral Event of Default contained in Sections 8.1 and 8.2 thereof shall be deleted; (iii) the text following the caption of Section 16 thereof shall be deleted in its entirety and the phrase "Notwithstanding any other provision contained in this Note or elsewhere, this Note shall not be guaranteed pursuant to the Guaranty Agreement nor secured by the provisions of the Security Agreement." inserted in lieu thereof; and (iv) so as to confirm that each Supplemental Note referenced under any 8% Note shall be substantially in the form of the underlying note, as amended hereby;

(b) the Guaranty Agreement, so as to delete Sections 1 and 2 thereof in their entirety; and

(c) the Security Agreement, so as to delete Sections II and III in their entirety.

For purposes of this Letter of Transmittal, the foregoing amendments under this Section 4.3 are referred to, collectively, as the "Additional Proposed Amendments." This Letter of Transmittal shall further constitute the direction of the undersigned to the Collateral Agent to enter into such amendments of the Security Agreement as shall be prescribed by Holdco in order to effectuate the Proposed Additional Amendments set forth in Section 4.3(e) in the manner set forth herein (without limitation, extending, at the discretion of Holdco, to an amendment to the Security Agreement entered into upon or subsequent to delivery of the Option Exercise Notice and effective at the times herein specified with respect to the Proposed Additional Amendments); and the Collateral Agent may rely on such direction as if a party hereto.

5.	Representations; Warranties; Covenants.

5.1	The undersigned hereby represents and warrants that the
undersigned has full power and authority to exchange, sell, assign, and transfer the Subject 10% Notes to be sold hereunder at the Initial Closing, and grant the Option with respect to the Subject 8% Notes to be optioned hereunder (the Subject 10% Notes and the Subject 8% Notes referred to herein, collectively, as the "Subject Securities"), to execute and deliver this Letter of Transmittal and to consent to the Initial Proposed Amendments, the Closing Proposed Amendments and the Additional Proposed Amendments, that, at the Initial Closing, Holdco will acquire good title to the Subject 10% Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right, that the Subject 10% Notes represent all 10% Notes owned, beneficially or of record, by the undersigned and that the Subject 8% Notes represent all 8% Notes owned, beneficially or of record, by the undersigned. The undersigned will, upon request, execute and deliver any additional documents deemed by Holdco to be necessary or desirable to complete the sale, assignment, transfer and delivery of the Subject 10% Notes, and to consent to and effectuate the Initial Proposed Amendments and the Closing Proposed Amendments and, in the event of the Option Closing, the Additional Proposed Amendments.
5.2	The undersigned further represents and warrants that: (i) it understands that Holdco proposes to issue and deliver the Holdco Shares as aforesaid (or, in the event of the Contingent Issuance [as hereinafter defined], that the Company proposes to issue the ERS Shares [as hereinafter defined; the Holdco Shares and the ERS Shares referred to herein, collectively, as the "New Securities"]) without compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, that for such purpose the issuer thereof will rely upon the representations, warranties, and agreements contained herein, and that such non-compliance with such registration requirements is not permissible unless such representations and warranties are correct and such agreements are performed; (ii) it is an accredited investor, as defined in Section 2(a)(15) of the Securities Act, and Section 501(a) of Regulation D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters as to be capable of alone evaluating the merits and risks of an investment in the New Securities to be issued to it, and has the financial ability to bear the economic risk of the investment in the New Securities, has no need for liquidity with respect to the investment in the New Securities and fully understands and agrees that it must bear the economic risk of its investment for an indefinite period of time because, among other reasons, the New Securities to be issued to it will not be registered under the Securities Act and under the applicable state securities laws; (iii) it understands that the issuer is under no obligation to effect a registration of the New Securities, or any of them, under the Securities Act; (iv) it understands that there may never be a public market for the New Securities and that, under existing rules of the Securities and Exchange Commission, it may be unable to sell any of the New Securities to be issued to it except to the extent that the New Securities may be sold subject to the restrictions hereinafter contained, to a purchaser who shall be subject to the same restrictions on sale; (v) it has made its own investigation into the business, prospects, operations, property, financial and other condition and credit lines of the Company and Holdco, has been given access to all information relating to the business and affairs of the Company and Holdco which it has requested, and all additional information which it has considered necessary to verify the accuracy of the information so received, and has carefully evaluated all such materials and, on the basis thereof, is familiar with the operations, business plans and financial condition of the Company and Holdco; (vi) it is acquiring the New Securities to be issued to it for its own account (or for the account of a person or entity on behalf of whom it hereby extends the representations, warranties and agreements set forth in this Letter of Transmittal) and not with a view to, or for sale in connection with, the distribution thereof in violation of the Securities Act, and without limiting the generality of the foregoing, has no current plan or agreement for the distribution of the New Securities, or any of them in violation of the Securities Act; and (vii) the Substitute Form W-9 heretofore delivered by the undersigned to the Company remains accurate in all respects as if executed and delivered on the date hereof to Holdco. The undersigned shall not sell, transfer, convey, assign or otherwise dispose of any New Securities, or any interest therein, until either of the following events has occurred: (x) the issuer has received an opinion from counsel to it that registration thereof under the Securities Act is not required; or (y) a registration statement under the Securities Act covering such New Securities or such interest and the disposition thereof has become effective under the Securities Act. The certificate evidencing the foregoing New Securities shall be endorsed with a legend to the foregoing effect, and stop-transfer instructions shall be issued with respect to the New Securities, subject to such restrictions on disposition.

5.3	The undersigned acknowledges that it has not relied on the
Company or Holdco in order to determine the tax consequences to it, in its particular circumstances, of selling the Subject Securities or granting the Option hereunder, including the application of federal, state, local and foreign tax laws, and has consulted its own tax advisor if and as deemed by it to be appropriate to do so.

5.4	Holdco, by its acceptance of this Letter of Transmittal,
hereby represents and warrants that: (i) it has full power and authority to accept this Letter of Transmittal and enter into the agreements herein, and that the issuance of the New Securities will, prior to issuance, be duly authorized by all necessary corporate action and, upon issuance, will be fully-paid, non-assessable legally and validly issued and outstanding shares representing the undersigned's Proportionate Share of the outstanding shares of Holdco Common Stock or ERS Common Stock (as hereinafter defined), as the case may be; (ii) this Letter of Transmittal constitutes the valid and legally enforceable obligations of Holdco, enforceable against Holdco in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies; and (iii) none of the issuance of the New Securities nor the acceptance of this Letter of Transmittal, violates any provision of the certificate of incorporation or by-laws of either of Holdco or the Company, or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government or governmental agency, binding upon either of Holdco or the Company, or conflict with or result in the breach of any contract or agreement to which either of Holdco or the Company is a party.

6.	Survival; Successors.  No authority conferred or agreed to be conferred by this Letter of Transmittal shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned. Without limiting the generality of the foregoing, neither the undersigned, nor any successor or assign, shall transfer, assign or otherwise dispose of any Subject 8% Notes, or any interest therein, except insofar as subject to the terms and provisions of the Option and this Letter of Transmittal (with the transferee assuming the obligations of the undersigned with respect thereto, and subject to notice of such assignment to Holdco). The undersigned expressly acknowledges and agrees that Holdco may assign its rights under this Letter of Transmittal, in whole or in part, to one or more of its stockholders or to the Company, provided that Holdco shall not thereby be relieved from primary responsibility for its obligations hereunder. The provisions of this Letter of Transmittal may be relied upon by the Company as if a party hereto; and the provisions of this Letter of Transmittal setting forth instructions or directions to the Collateral Agent may be relied upon by the Collateral Agent as if a party hereto.

7.	Payments; Deliveries.

7.1	All payments due from Holdco at the Initial Closing shall be made in same day funds by wire transfer by Holdco on the date of the Initial Closing to the undersigned at its account specified under the caption "Payment Instructions" in this Letter of Transmittal. All payments due from Holdco at the Option Closing shall be made in same day funds by wire transfer by Holdco on the date of the Option Closing to the undersigned (or its transferee permitted hereunder) at its account specified in the Option Payment Instruction (as hereinafter defined). Under no circumstances will any additional interest or accretion be payable on any such amounts.

7.2	 Unless otherwise indicated in the "A. Special Registration
Instructions" box below, or in the "B. Special Delivery Instructions" box below, the undersigned hereby request(s) that the New Securities issuable hereunder be registered in the name(s) of and delivered to, the undersigned at its address as indicated below. In the event that the "A. Special Registration Instructions" box or the "B. Special Delivery Instructions" box is completed, the undersigned hereby requests that any New Securities issuable hereunder be issued in the name(s) of, and be delivered to, the person(s) therein indicated. The undersigned recognizes that the Company has no obligation pursuant to the "A. Special Registration Instructions" box or the "B. Special Delivery Instructions" box to transfer any Subject 10% Notes from the names of the registered holder(s) thereof, except in accordance with the provisions of the 10% Notes. In the event that the "B. Special Delivery Instructions" box is completed, the undersigned hereby request(s) that any New Securities issuable hereunder be issued to the person(s) at the address(es) therein indicated.

7.3	All Subject 10% Notes shall be delivered physically to Holdco
(c/o Krugman & Kailes LLP, Park 80 West - Plaza Two, Saddle Brook, New Jersey 07663) by the Holder at or prior to the Initial Closing; provided, however, that at the election of Holdco, the Initial Closing may be consummated prior to such delivery. Any Subject 10% Notes not accepted for purchase by Holdco (i.e., in the event the Initial Closing does not occur) shall be returned or re-issued in the registered name(s) thereof, and delivered to the registered address thereof. All Subject 8% Notes shall be delivered to Holdco physically by the Holder (or its transferee permitted hereunder) at or prior to the Option Closing.

7.4	The undersigned understands that the method of delivery of
this Letter of Transmittal, the Subject Securities and all other required documents to be received by Holdco is at the risk and election of the Holder. All questions as to form of all documents and the validity (including time of receipt) will be determined by Holdco, in its sole discretion, which determination shall be final and binding. The undersigned shall furnish to Holdco any evidence of authority in connection herewith requested by Holdco.

8.	Acceptance; Initial Closing. The undersigned understands that
Holdco will not be required to accept this Letter of Transmittal, or accept for purchase any of the Subject 10% Notes. For purposes hereof, Holdco will evidence its acceptance of this Letter of Transmittal by executing a counterpart hereof in the space below provided and returning it to the undersigned at its address set forth following its signature hereon. Holdco will deliver prior written notice to the undersigned of the time and date at which all, but not less than all, the Subject 10% Notes shall be exchanged at Krugman & Kailes LLP, Park 80 West - Plaza Two, Saddle Brook, New Jersey 07663 in the manner set forth herein (the "Initial Closing"), such notice to be delivered to the address following the undersigned's signature on this Letter of Transmittal and provided that the Initial Closing shall not occur later than the Termination Date or more than 15 days after the later to occur of (x) acceptance of this Letter of Transmittal by Holdco and (y) the execution and delivery by Holdco of a definitive merger agreement (the "Merger Agreement") with the Company pursuant to which Holdco shall directly or indirectly become the holder of all common shares of the Company (and all shares of the Series A-1 Convertible Preferred Stock, $1.00 par value, of the Company and all 10% Notes and 8% Notes not acquired by Holdco, and the related security and guarantee documents, shall remain outstanding without alteration, pursuant to the merger under said agreement, of the terms thereof). Acceptance by Holdco of this Letter of Transmittal, and Holdco's notice as aforesaid, shall be effective upon personal delivery thereof, upon delivery to a recognized overnight courier or upon deposit (by certified or registered mail) with the United States post office. Notwithstanding any other provision contained herein, the respective obligations of Holdco and the undersigned to consummate the purchase and sale of the Subject 10% Notes are subject to: (i) receipt by the Company prior to the Termination Date from the Super-Required Holders of their consent to the Initial Proposed Amendments, to the Closing Proposed Amendments and to the Additional Proposed Amendments, and (ii) the contemporaneous or prior tender of 10% Notes representing at least 60% of the outstanding principal amount of all 10% Notes, and extension of the Option to Holdco with respect to 8% Notes representing at least 60% of the outstanding principal amount thereof, upon terms and conditions substantially as set forth herein.

	9.	Option Exercise; Option Closing.

9.1	The Option shall be exercisable by Holdco by delivery of
written notice thereof (the "Option Exercise Notice") to the undersigned (or its transferee permitting hereunder), specifying therein the date of the Option Closing, such date subject from time to time to extension by Holdco, at its discretion, as long as such extended date is on or prior to the first anniversary of the Initial Closing (the "Option Termination Date"). Contemporaneously with such notice, Holdco shall deliver a similar notice to all other holders of 8% Notes who have extended the Option to Holdco upon terms and conditions substantially as set forth herein. The Option may be exercised by Holdco only with respect to all, and not less than all, of such 8% Notes.

9.2	The undersigned further understands that Holdco will not be
required to deliver the Option Exercise Notice, or purchase any of the Subject 8% Notes. The Option Exercise Notice, if timely delivered by Holdco, will specify the time and date at which all, but not less than all, the Subject 8% Notes shall be exchanged at the principal executive offices of the Company in the manner set forth herein and pursuant to such instructions as shall accompany such notice consistent with the instructions hereto (the "Option Closing"), such notice to be delivered at the address following the undersigned's signature on this Letter of Transmittal (or that of the transferee as permitted hereunder). The Option Exercise Notice shall be effective upon personal delivery thereof, upon delivery to a recognized overnight courier or upon deposit (by certified or registered mail) in the United States post office.

9.3	In the event that Holdco delivers the Option Exercise Notice hereunder, at the Option Closing: (i) Holdco shall deliver to the undersigned its certificate, dated the date of the Option Closing, to the effect that its representations and warranties set forth under
	Section 5 hereof remain true and correct in all material respects as if made on such date; and (ii) the undersigned (or its transferee permitted hereunder) shall deliver to Holdco: (x) its certificate, dated the date of the Option Closing, to the effect that its representations and warranties set forth under Section 5 remain true and correct in all material respects as if made on such date, and further representing and warranting as of such date that it has full power and authority to exchange, sell, assign and transfer the Subject
8% Notes at the Option Closing and that, at the Option Closing, Holdco will acquire good title to the Subject 8% Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right; (y) its payment instructions (the "Option
Payment Instructions") with respect to the Option Closing; and (iii) any and all additional documents deemed by Holdco to be necessary or desirable to complete the sale, assignment, transfer and delivery of the Subject 8% Notes, and to re-affirm consent to the Additional
Proposed Amendment.

10.	Contingent Issuance. In the event the Merger Agreement shall be terminated by any party prior to closing thereunder, or closing thereunder shall not have occurred on or prior to December 31, 2001, in lieu of Holdco Shares the Holder shall be entitled to receive, within 15 days of such event, a certificate, registered in the name of the undersigned, representing such number of the shares (the "ERS Shares") of ERS Common Stock calculated as the product obtained by multiplying:
(i) 5% of the outstanding shares of ERS Common Stock at the time of issuance, by (ii) the Proportionate Share (except that no such fractional shares shall issue, but Holdco shall instead pay cash, in the manner set forth under Section 7.1 hereof, at the rate of $0.26 per share for each such fractional interest, appropriately allocated to such portion of a full share of a full share not issued and each payment rounded to the nearest whole cent).

	11.	Rights-of-First Refusal on New Securities.

11.1	Except as hereinafter provided, the undersigned shall not
assign, pledge, hypothecate or encumber, directly or indirectly, all or any New Securities, voluntarily or involuntarily, without the prior written approval of the issuer. Holdco, by its acceptance of this Letter of Transmittal, hereby represents and warrants that the holders of the entire outstanding share capital of Holdco have entered into agreements substantially in the form of this Section 11 and Section 12 hereof. The issuer will not release such comparable provisions generally with respect to its stockholders without also releasing the provisions of this Section 11 and Section 12 hereof.

11.2	Notwithstanding any other provision contained in this Section
11, upon the death, bankruptcy, insolvency, liquidation or dissolution of the undersigned, its interest in the New Securities shall descend to and vest in its legal representatives or other successors, subject to the terms and conditions of this Section 11, who shall agree in writing to be bound hereby.

	11.3(a)	The undersigned shall, subject to all other terms and
conditions set forth in Section 5 hereof, have the right to sell and assign all or any part of its New Securities upon compliance with the provisions of this Section 11.3; provided, however, that the assignee of such interest shall agree in writing to be bound by the terms and provisions of this Section 11.

	(b) 	If the undersigned desires to sell and assign any New
Securities pursuant to a bona fide offer therefor he shall first offer the same to the issuer at a price equal to the dollar value of the consideration offered to the undersigned pursuant to such bona fide offer by written notice to the issuer to that effect setting forth the terms of such bona fide offer. The issuer shall have the right and option to purchase all but not less than all of the New Securities specified in such notice. Such right and option shall be exercised by the issuer by giving written notice of exercise to the undersigned within 30 days after the receipt of the foregoing notice from the undersigned.

	(c)	If the issuer shall not have exercised its right and
option within the time provided therefor, the undersigned shall thereafter be free for a period of 60 days to sell and assign the New Securities to which such right and option related, free of the restriction of Paragraph (b) immediately preceding, but only on the terms set forth in such bona fide offer and to the offeror thereof.

	(d)	Notwithstanding any other provision contained in this
Section 11, but subject to the terms and conditions of Section 5 hereof, the undersigned may, at any time, sell, transfer, or assign all or any part of its New Securities to any person or entity controlling, controlled by or under common control with the undersigned, or to any member of the immediate family of the undersigned (extending to parents, spouse, siblings, children or grandchildren), or to any trust for the benefit of the undersigned or any member of his immediate family, or to any fund or other entity the investment advisor of which is the investment advisor (or an affiliate of the investment advisor) of the undersigned, without compliance with the provisions of this
Section 11; provided, however, that the assignee of such interest shall agree to be bound by the terms and provisions of this Section 11.

12.	Sale of Controlling Interest.  In the event that, after the
issuance of the New Securities, any party offers to acquire, directly or indirectly, a "controlling interest" in the issuer, the issuer shall use its best efforts to ensure that such offer is not accepted until the offeror shall first, by written notice, have offered to purchase from the undersigned its entire interest in the New Securities on the same terms per share and the same price per share applicable to the "controlling interest" proposed to be sold. The undersigned shall have the right and option, in its sole discretion, to sell such interest upon such terms by giving written notice of such election to the issuer and such offeror within 30 days after the receipt of the applicable offer under this Section 12. For purposes hereof, a "controlling interest" shall entail the possession, direct or indirect of the power of cause the direction of the management and policies of the issuer, whether through ownership of voting securities, or otherwise.

13. Miscellaneous.

13.1 At the request of Holdco, at any time subsequent to acceptance of this Letter of Transmittal, the undersigned (or its transferee of any Subject 8% Notes permitted hereunder) will affix, or deliver to Holdco to affix, a legend to any and all of its Subject 8% Notes appropriately evidencing the Option with respect thereto.

13.2  	The additional instructions hereinafter set forth are
hereby incorporated into this Letter of Transmittal.

13.3 	List below the Subject Securities.  If the space
provided is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. No alternative, conditional or contingent submissions will be accepted.



DESCRIPTION OF SUBJECT 10% NOTES

Name(s) and Address(es) of
Registered Holder(s)
(Please fill in Blank)


Note Number(s)

Principal Amount
Sold *















Total Principal Amount of Subject 10% Notes
*	The entire aggregate principal amount represented by the Subject 10%
Notes described above is being sold.


DESCRIPTION OF SUBJECT 8% NOTES

Name(s) and Address(es) of
Registered Holder(s)
(Please fill in Blank)


Note Number(s)

Principal Amount
Subject to Option*


















Total Principal Amount of Subject 8% Notes
*	The entire aggregate principal amount represented by the Subject 8%
Notes described above, and all 8% Notes subsequently issued pursuant thereto or pursuant to such subsequent notes, on account of interest thereunder, is subject to the Option hereunder.

The name(s) and address(es) of the registered Holder(s) should be printed exactly as they appear on the Subject Securities.



A. SPECIAL REGISTRATION
INSTRUCTIONS
(See Instructions 2 and 3)
To be completed ONLY if the
New Securities are to be issued in
the name of someone other than the
registered holder(s) of the
Subject 10% Notes tendered.
Issue the New Securities in
the name of:
Name:
Address


(Tax identification or Social
Security Number)
(See Substitute Form W-9 herein)

B. SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 2 and 3)
To be completed ONLY if the
New Securities are to be sent to
an address different from the
registered address of the
registered holder(s) of the
Subject 10% Notes tendered.
Mail to:

Name:
Address


(Tax identification or Social
Security Number)
  (See Substitute Form W-9 herein)



PLEASE SIGN HERE
(To be completed by all Holders of Subject Securities)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby agrees to the provisions of this Letter of Transmittal, including without limitation, the consents set forth herein, and to deliver all Subject 10% Notes listed in the box above labeled "Description of Subject 10% Notes" under the column heading "Principal Amount Sold" and to make all Subject 8% Notes listed in the box above labeled "Description of Subject 8% Notes" under the column heading "Principal Amount Subject to Option" (and all 8% Notes subsequently issued pursuant thereto, or pursuant to such subsequent notes, on account of interest thereunder) subject to the Option upon the terms and subject to the conditions set forth herein.

This Letter of Transmittal must be signed by the registered
Holder(s) exactly as the name(s) appear(s) on the Subject Securities or, if other than by the registered Holder(s), as required by instruction 3. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title and see instruction 2.
Signature of Registered Holder(s) or Authorized Signatory
(See guarantee requirement below)
Dated
Name(s)
(Please Print)
Capacity (full title)
Address
(Include Zip Code)
Area Code and Telephone No.
Tax Identification or Social Security No.

Medallion Signature Guarantee
(If Required-See Instructions 1 and 2)
Authorized Signature:
Name of Firm:
(Place Stamp Here)
PAYMENT INSTRUCTIONS (Initial Closing):

Name of Bank:______________________
Address of Bank:____________________
ABA No.:__________________________
Credit to:___________________________
Account No.:________________________




CONSENT OF REGISTERED HOLDER

	If the signatory above is not the registered Holder(s) on the certificate(s) representing Subject Securities or its authorized proxy (see instruction 3), the registered Holder(s) must sign below exactly as its name(s) appear(s) on the Subject Securities. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title and see instruction 2.

	The undersigned registered Holder(s) of the Subject Securities indicated above hereby consent(s) to the Initial Proposed Amendments, the Closing Proposed Amendments and, subject to occurrence of the Option Closing, to the Additional Proposed Amendments.

Signature of Registered Holder(s) or Authorized Signatory
(See guarantee requirement below)
Dated
Name(s)
(Please Print)
Capacity (full title)
Address
(Include Zip Code)
Area Code and Telephone No.
Tax Identification or Social Security No.

Medallion Signature Guarantee
(If Required-See Instructions 1 and 2)
Authorized Signature:
Name of Firm:
(Place Stamp Here)



ACCEPTED as aforesaid:

SYSTEMS HOLDING, INC.

By______________________________



ADDITIONAL INSTRUCTIONS

Forming Part of this Letter of Transmittal

1.	Delivery of this Letter of Transmittal and Subject
Securities. TO TENDER SUBJECT SECURITIES (IN THE CASE OF THE SUBJECT 10% NOTES, ON OR PRIOR TO THE INITIAL CLOSING, AND IN THE CASE OF THE SUBJECT 8% NOTES, ON OR PRIOR TO THE OPTION CLOSING, IN THE EVENT OF THE OCCURRENCE THEREOF), PHYSICAL DELIVERY OF CERTIFICATES FOR SUCH SUBJECT SECURITIES, AS WELL AS A PROPERLY COMPLETED AND DULY EXECUTED COPY OF THIS LETTER OF TRANSMITTAL, AND ANY OTHER DOCUMENTS REQUIRED BY THIS LETTER OF TRANSMITTAL, MUST BE RECEIVED BY HOLDCO, c/o KRUGMAN & KAILES LLP, PARK 80 WEST - PLAZA TWO, SADDLE BROOK, NEW JERSEY 07663,
ATTENTION: HOWARD KAILES. If such delivery is by mail, it is suggested that Holder use properly insured registered mail with return receipt requested. No alternative, conditional or contingent exchanges of Subject Securities will be accepted. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by Holdco.

2.	Signature Guarantees. Signatures on this Letter of Transmittal
(and on an Option Payment Instruction, in the event of occurrence of the Option Closing) must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program or the Stock Exchange Medallion program (a "Medallion Signature Guarantor") (generally, a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the Untied States (each, an "Eligible Institution")), unless such Subject Securities are held for the account of an Eligible Institution. If such Subject Securities are registered in the name of a person other than the signer of this Letter of Transmittal, or if New Securities or payment are to be issued to other than the registered holder of any Subject Securities, then the signatures on this Letter of Transmittal (and on an Option Payment Instruction, in the event of occurrence of the Option Closing) must be guaranteed by a Medallion Signature Guarantor as described above. See Instruction 3.

3.	Signatures on Letter of Transmittal, Instruments of Transfer
and Endorsements; Proxies. If this Letter of Transmittal is signed by the registered holders of any Subject Securities, the signatures must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Subject Securities are registered in the name of two or more holders, all such holders must sign this Letter of Transmittal. If any of the Subject Securities are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any Subject Securities or instrument of transfer or proxy or Option Payment Instruction is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Holdco of such person's authority to so act must be submitted.

When this Letter of Transmittal is signed by the registered holders of any Subject Securities, no endorsements of Subject
Securities or separate instruments of transfer, or proxies, are required unless payment is to be made to a person other than the registered holders, in which case signatures on such Subject Securities or instruments of transfer must be guaranteed by a Medallion Signature Guarantor.

If this Letter of Transmittal is signed other than by the registered holders of any Subject Securities, such Subject Securities must be endorsed or accompanied by appropriate instruments of transfer, in any case signed exactly as the name or names of the registered holders appear on such Subject Securities and signatures on such Subject Securities or instruments of transfer are required and must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution.

Only a registered holder of Subject Securities or its authorized proxy may consent to the Initial Proposed Amendments, the Closing Proposed Amendments, or the Additional Proposed Amendments. Beneficial owners of Subject Securities may obtain a proxy from the registered holder(s) and consent to the Initial Proposed Amendments, the Closing Proposed Amendments, or the Additional Proposed Amendments with respect to Subject Securities beneficially owned by such beneficial owner as if such beneficial owner were the registered holder(s) thereof. Any such proxy must be signed exactly as the name or names of the registered holders appear on such Subject Securities and signatures on the proxy are required and must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution. Any beneficial owner of Subject Securities who is not the registered holder or its authorized proxy must arrange with the registered holder to execute and deliver the consent on his or her behalf. The registered holder must provide such consent either by executing the "Consent of Registered Holder" box provided herein or by executing a separate consent substantially in the form of such "Consent of Registered Holder." In either case, the signature of the registered holder must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution.

4.	Transfer Taxes. Except as set forth in this Instruction 4,
Holdco will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Subject Securities to it, or to its order, pursuant hereto. If New Securities or payment are to be issued to any persons other than the registered owners of any Subject Securities tendered, the amount of transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

5.	Substitute Form W-9.  The Holder (or other payee) is required to provide Holdco with a correct taxpayer identification number ("TIN"), generally the Holder's Social Security or federal Employer Identification Number, and with certain other information, on Substitute Form W-9 (in the form heretofore delivered by the Holder to the Company which is also provided under "Important Tax Information" below), and to certify that the Holder (or other payee) is not subject to backup withholding. If any Holder (or other payee) entitled to payment at the Initial Closing or the Option Closing (in the event of the occurrence thereof) has not established its basis for an exemption from back-up withholding, Holdco will be required to withhold the amounts required by law to be withheld from amounts otherwise payable to the Holder (or other payee).

In the event the Substitute Form W-9 heretofore delivered by the undersigned to the Company is not accurate as if executed or delivered on the date hereof to Holdco, or in the event any payment or New Securities are to be issued to other than the registered holder of the Subject Securities, or if such Substitute Form W-9 is not accurate with respect to the recipient at the Option Closing, the intended recipient should complete the accompanying Substitute Form W-9. The box in Part 3 of the Substitute Form W-9 may be checked if the recipient has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and Holdco is not provided with a TIN by the time of payment or issuance, Holdco will withhold the amounts required by law until a TIN is provided to Holdco.

IMPORTANT TAX INFORMATION

Under federal income tax law, the recipient of New Securities or any payment is required to provide Holdco with such recipient's current TIN on Substitute Form W-9 below, or, alternatively, to establish another basis for an exemption from backup withholding. If such recipient is an individual, the TIN is his or her Social Security number. If Holdco is not provided with the correct TIN, the recipient may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any consideration to be paid to such recipient with respect to Subject Securities exchanged may be subject to a 31% backup withholding tax.
Certain recipients (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to quality as an exempt recipient, that individual must submit to Holdco a properly completed Internal Revenue Service Form W-8BEN, signed under penalties of perjury, attesting to that individuals' exempt status. A Form W-8BEN can be obtained from Holdco. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.
If backup withholding applies, Holdco is required to withhold 31% of any consideration paid to the recipient. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
Purpose of Substitute Form W-9
To prevent backup withholding on any consideration paid to a recipient with respect to Subject Securities exchanged, the recipient is required to notify Holdco of the recipient's current TIN by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such recipient is awaiting a TIN), and that (i) the recipient has not been notified by the Internal Revenue Service that the recipient is subject to backup withholding as a result of failure to report all interest or dividends or (ii) the Internal Revenue Service has notified the recipient that the recipient is no longer subject to backup withholding.
What Number to Give Holdco
The recipient is required to give Holdco the TIN (e.g., Social
Security number or Federal Employer Identification Number) of the registered owner of the Subject Securities. If the Subject Securities are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.


PAYER'S NAME: SYSTEMS HOLDING, INC.

SUBSTITUTE
FORM W-9

Part 1: PLEASE PROVIDE
YOUR TIN
IN THE BOX AT RIGHT
AND
CERTIFY BY SIGNING AND
DATING BELOW
Social Security Number
OR____________________
______
Employer
Identification Number
Department of the
Treasury
Internal Revenue
Service
Payer's Request for
Taxpayer
Identification Number
(TIN)
and Certifications
Part 2-
Certifications - Under penalties of
perjury, I certify that:
(1)	The number shown on this form is my correct
taxpayer identification number (or I am
waiting for a number to be issued for me),
and
(2)	I am not subject to backup withholding
because: (a) I am exempt from backup
withholding, or (b) I have not been
notified by the Internal Revenue Service
(IRS) that I am subject to backup
withholding as a result of a failure to
report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Part 3: Awaiting TIN 0

Certification Instructions - You must cross
out item (2) above if you have been notified
by the IRS that you are currently subject to
backup withholding because of underreporting
interest or dividends on your tax return.
Name
Address
(include zip code)
Signature	 Date


NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50
PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP
WITHHOLDING OF 31% OF ANY CONSIDERATION PAID TO YOU.  PLEASE
REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL
DETAILS.
NOTE:	YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE
BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.


CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer
identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me thereafter will be withheld until I provide a taxpayer identification number to the payer and that, if I do not provide my taxpayer identification number within sixty days, such retained amounts shall be remitted to the IRS as backup withholding.
SIGNATURE	 DATE







(Footnote continued from previous page)
(Footnote continued on next page)
6
Corp\ers\misc\systems holding letter of transmittal cl
1
Corp\ers\misc\system olding letter of transmitta info stmt